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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934




Date of Report  (Date of earliest event reported) -- June 13, 1994


                                 MAPCO INC.
             (Exact name of registrant as specified in its charter)



     Delaware                      1-5254                       73-0705739
- - ------------------           -----------------             --------------------
 (State or other                (Commission                  (I.R.S. Employer
 jurisdiction of                File Number)                Identification No.)
 incorporation)



       1800 South Baltimore Avenue
       Tulsa, Oklahoma                                                74119
       ------------------------------------------------------------------------
       (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code                (918) 581-1800



                               Not Applicable
         (Former name or former address, if changed since last report)





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Item 5.  Other Events.


         On June 13, 1994, MAPCO Inc. issued the attached press release.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         None.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MAPCO INC.



                                        By: /s/ JAMES N. CUNDIFF
                                        Name:   James N. Cundiff
                                        Title:  Assistant General Counsel
                                                and Assistant Secretary




Date:  June 14, 1994





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
PRESS RELEASE                          FROM:

                                       / /  DAVID S. LESLIE                                / /  RICK J. NEAL
                                            SENIOR VICE PRESIDENT -- CORPORATE AFFAIRS          VICE PRESIDENT -- PUBLIC AFFAIRS
                                            ASSISTANT TO THE CHIEF EXECUTIVE OFFICER            918 599-3650
                                            918 599-3655                                        (HOME) 918 744-5447
(LOGO) MAPCO                                (HOME) 918 492-5962
       POST OFFICE BOX 645
       TULSA, OKLAHOMA 74101-0645                      / /  TERRI WILLSON
                                                            MANAGER -- CORPORATE AFFAIRS
                                                            918 599-3608
                                                            (HOME) 918 742-3535



FOR IMMEDIATE RELEASE


Tulsa, Oklahoma, June 13, 1994: MAPCO Alaska Petroleum Inc. (MAPI), an affiliated subsidiary of MAPCO Inc. (MAPCO), located in Tulsa, Oklahoma, announced today that it has received an adverse ruling in its litigation against the State of Alaska with regard to retroactive price adjustments under MAPI's 1978 royalty oil purchase agreement.

On August 28, 1992, MAPI commenced suit against the State, in an Anchorage State Court, seeking a declaratory judgement that MAPI is not liable to the State for any retroactive price increase under the 1978 agreement. MAPI and the State subsequently filed summary judgement motions addressing core contract interpretation issues. In response to these motions, the ruling states that MAPI is liable for retroactive royalty oil price adjustments, subject only to further review by the Court as to retroactive interest due, if any. The ruling, supporting the State's $98 million claim against MAPI, fifty percent (50%) of which is retroactive interest, is subject to additional defenses that MAPI is entitled to raise at a scheduled 1995 trial. Therefore, the outcome of this litigation is not final, and MAPI is presently considering all its options.

A final resolution of the litigation consistent with the Court's ruling would result in material liabilities which have not been fully reflected in MAPCO's consoldiated financial statements. MAPCO is currently evaluating the adequacy of its accruals in this matter. If MAPI is required to make payments to the State, it has contractual rights to defer those payments over an extended period of time.



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